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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities And Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 28, 2001


                                ARIEL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-25326


              Delaware                                 13-3137699
     ------------------------              ------------------------------------
     (State of incorporation)              (IRS Employer Identification Number)

       2540 Route 130, Cranbury, New Jersey                08512
      ---------------------------------------           ----------
      (Address of principal executive offices)          (Zip Code)


                                  609-860-2900
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                     (Telephone number, including area code)



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Item 5.  Other Events.

         (A) On March 28, 2001, Ariel Corporation ("Ariel" or the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with Mayan Networks Corporation ("Mayan") pursuant to which Mayan will acquire and merge into Ariel. The closing of the transaction is scheduled to occur during the third quarter of 2001, subject to a number of conditions including: 1) approval by the stockholders of both Ariel and Mayan; 2) effectiveness of a Registration Statement on Form S-4 related to the shares issued to Mayan stockholders in the transaction; 3) regulatory approval by the NASD authorizing listing of the Ariel common shares to be issued in the merger; and 4) any other requisite consents from governmental entities have been obtained. All conditions to closing the Agreement are fully set forth in the Agreement which is annexed hereto as Exhibit "1".

                  Upon consummation of the transaction, Mayan's securities holders will hold ninety (90%) percent of the outstanding securities and Ariel's securities holders will hold ten (10%) percent of the outstanding securities of the combined entity.

         (B) In October 1998, Ariel adopted a Rights Plan ("Plan") which may be activated upon the occurrence of certain events including the acquisition by a third party of a stated percentage of the Company's common stock. In order to specifically state the proposed merger transaction between Ariel and Mayan is not an event that would constitute a trigger of the provisions of the Plan, Ariel has amended the Plan specifically stating that the proposed transaction with Mayan falls outside the ambit of the Plan. See Exhibit "2".

Item 7.  Financial Statements and Exhibits.

         (a)-(b) Financial statements, as required, will be filed subsequently as part of the joint proxy statement

         (c)     Agreement and Plan of Merger- Exhibit "1"
                 First Amendment to Rights Plan- Exhibit "2"

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 4, 2001

                                                 Ariel Corporation


                                             By: /s/ John R. Loprete
                                                 --------------------------
                                                 John R. Loprete
                                                 Vice President Finance